Exhibit 99.2

Apple Inc.

Q2 2016 Unaudited Summary Data

(Units in thousands, Revenue in millions)

	Q2 2016		Q1 2016		Q2 2015		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$19,096		$29,325		$21,316		- 35%		- 10%
Europe		11,535		17,932		12,204		- 36%		- 5%
Greater China		12,486		18,373		16,823		- 32%		- 26%
Japan		4,281		4,794		3,457		- 11%		24%
Rest of Asia Pacific		3,159		5,448		4,210		- 42%		- 25%

Total Apple		$50,557		$75,872		$58,010		- 33%		- 13%

	Q2 2016		Q1 2016		Q2 2015		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (1)	51,193	$32,857	74,779	$51,635	61,170	$40,282	- 32%	- 36%	- 16%	- 18%
iPad (1)	10,251	4,413	16,122	7,084	12,623	5,428	- 36%	- 38%	- 19%	- 19%
Mac (1)	4,034	5,107	5,312	6,746	4,563	5,615	- 24%	- 24%	- 12%	- 9%
Services (2)		5,991		6,056		4,996		- 1%		20%
Other Products (1)(3)		2,189		4,351		1,689		- 50%		30%

Total Apple		$50,557		$75,872		$58,010		- 33%		- 13%

(1)	Includes deferrals and amortization of related software upgrade rights and non-software services.

(2)	Includes revenue from Internet Services, AppleCare, Apple Pay, licensing and other services.

(3)	Includes sales of Apple TV, Apple Watch, Beats products, iPod and Apple-branded and third-party accessories.